UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 19, 2010
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 19, 2010, the Compensation and Development Committee of the Board of Directors of Sensient Technologies Corporation approved an amendment to the Company’s Amended and Restated Change of Control Employment and Severance Agreements (the “Change of Control Agreements”) to delete the provision that allows an executive to receive benefits if the executive chooses to leave the Company for any reason during the 13th month following a change of control. Each Sensient executive who is a party to a Change of Control Agreement has signed the amendment. The form of amendment is attached as an exhibit to this Report on Form 8-K. Although the Change of Control Agreements have included this provision for many years, the Compensation and Development Committee determined that the amendment is in the Company’s best interests in light of evolving governance practices in this respect.
     The Compensation and Development Committee also adopted a resolution making a commitment not to provide excise tax gross-ups in any Change of Control Agreements that the Company may enter into in the future.

ITEM 9.01.	Exhibits

Exhibit 10.1	Form of Amendment to Change of Control Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary

Date: March 19, 2010

EXHIBIT INDEX

Exhibit 10.1	Form of Amendment to Change of Control Agreement.